Contract #: 03-09-073 RRC

September 23, 2003

Vaquero Partners, L.L.C.
2000 S, Dairy Ashford, Suite 310
Houston, Texas 77077

Attn: Mr. Paul Williams

                              RE:   Library Card Purchase Agreement
                                    Dewitt, Lavaca, and Victoria Counties, Texas

Dear Mr. Williams:

Pursuant to your recent conversation with Mr. Ross Coleman regarding Vaquero Partners, L.L.C. 's interest in purchasing a non-exclusive license to certain geophysical data 100% owned by Seitel Data Ltd. located in Dewitt, Lavaca, and Victoria Counties, Texas, we are pleased to present the following proposal.

      1. Seitel Data Ltd. (hereinafter called "SDL") will allow Vaquero Partners, L.L.C. (hereinafter called "VAQUERO") to purchase a non-exclusive license to certain geophysical data to be selected from that 100% owned by SDL, provided VAQUERO commits to such purchase under the terms and conditions specified in paragraphs 2-6 below before 4:00 PM on September 26, 2003. At such time, this offer will expire and the terms delineated herein will then be subject to change by SDL, in its sole discretion.

      2. SDL will allow VAQUERO to purchase a non-exclusive license to 20.000 square miles of data to be selected from that data set listed on Exhibit 'A', at rates, excluding normal and customary reproduction, shipping, handling, and tape copy charges, of $15,000.00 per square mile, or a total license fee of $300,000.00. Such data may be specifically selected at VAQUERO's discretion, but final selection must be completed on or before October 29, 2003. The data set listed on Exhibit 'A' shall be available to VAQUERO from which to make selections on an immediate and unconditional basis upon execution of this agreement, unless otherwise noted on Exhibit 'A', but will not be delivered to VAQUERO until requested.

            VAQUERO agrees to accept an invoice for said purchase before September 26, 2003 and to make payment to SDL as follows: $40,000.00 upon contract execution, $80,000.00 on or before December 29, 2003 and $180,000.00 on or before February 26, 2004 and prior to selection of the remaining 12.000 square as referenced in 3.ii. Such payments are non-cancelable and non-refundable.

      3.    Minimum selections must be made according to the following schedule:

                  (i)   8.000 square miles upon contract execution.
                  (ii) 20.000 square miles, cumulatively, on or before February 26, 2004.

Vaquero Partners, L.L.C.                                           03-09-073 RRC
Library Card Purchase Agreement
Page 2


      4. VAQUERO agrees to execute Seitel's 2D & 3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement ("Master Licensing Agreement") and Supplement in the form of Exhibit 'B' for all data received under the terms of this agreement. The terms of the Master Licensing Agreement shall govern and control VAQUERO's use of the data and any disputes arising therefrom; provided, that to the extent there is a conflict between the terms of this agreement and the Master Licensing Agreement, the terms of this agreement will govern and control with respect to such conflict.

            The license period for all data available under the terms of this agreement shall begin on the effective date of this agreement.

      5. Copies of any data selected shall be made and delivered to VAQUERO only at VAQUERO's request. VAQUERO agrees to pay all normal and customary reproduction, shipping, handling, and tape copy charges on all data received under the terms of this agreement. VAQUERO will be invoiced separately for all normal and customary reproduction, shipping, handling and tape copy charges for all data received under the terms of this agreement with payment due within thirty (30) days of receipt of each particular invoice.

      6. VAQUERO agrees not to show this agreement to or to discuss the specific terms and conditions of this agreement with anyone not an employee of VAQUERO, its Partners, or SDL.

Should you be in agreement with the terms and conditions delineated above, please indicate so by signing in the space provided below and returning one fully executed copy to SDL.

Thank you for your consideration of this proposal. Should you have any questions, please feel free to contact Mr. Robert Simon, Mr. Kevin Callaghan, or Mr. Ross Coleman at (713) 881-8900.

Respectfully,

Seitel Data Ltd.

/s/ Kevin P. Callaghan

Kevin P. Callaghan
Authorized agent of Seitel Delaware, Inc., its sole general partner

KPC;dh
h:\sdl\marcia\library\3don\Vaquero 03-09-073
TriCounty

Attachments:

Vaquero Partners, L.L.C.                                           03-09-073 RRC
Library Card Purchase Agreement
Page 3


Exhibit 'A'  -  Listing of Program Data
Exhibit 'B'  -  New Master Licensing Agreement and Schedule 1
Exhibit 'C'     Promissory Note

As of the date below, VAQUERO agrees to purchase a license to certain geophysical data under the terms of Paragraphs 1-6 above.

Accepted and agreed to this 26th day of September, 2003.


By: /s/ Mark Harrington
    ---------------------------------
    VAQUERO PARTNERS, L.L.C.

Name: Mark Harrington
Title: Manager

                                    Exhibit A

                      to a Seismic Data Purchase Agreement
                                     between
                                Seitel Data Ltd.
                                       and
                            Vaquero Partners, L.L.C.
                                      dated
                                 August 7, 2003

Survey Name:               TriCounty
Survey SqM:                196.028
Location:                  Dewitt, Lavaca, and Victoria Counties, Texas
SDL % Ownership:           100%
SqM Licensed Under
   This Agreement:         20.000

                                   Exhibit 'B"

                  New Master Licensing Agreement and Schedule 1

                                   Exhibit 'C'
                                 PROMISSORY NOTE

$300,000.00                                                   September 23, 2003

      FOR VALUE RECEIVED, after date, without grace, in the manner, on the dates and in the amounts so herein stipulated, the undersigned VAQUERO PARTNERS, L.L.C. ("Borrower"), PROMISES TO PAY TO THE ORDER OF SEITEL DATA, LTD., a Texas limited partnership ("Lender"), in Houston, Harris County, Texas, the sum of THREE HUNDRED THOUSAND DOLLARS ($300,000.00), or, if less, the aggregate unpaid principal amount of advances made by Lender to Borrower pursuant to this Note, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, and to pay interest on the unpaid principal amount from date of maturity or default of any installment payment due at a rate equal to eighteen percent (18%) per annum ("Stated Rate"), not to exceed the maximum non-usurious interest rate permitted by applicable law from time to time in effect as such law may be interpreted, amended, revised, supplemented or enacted ("Maximum Rate"), provided that if at any time the Stated Rate exceeds the Maximum Rate then interest hereon shall accrue at the Maximum Rate. In the event the Stated Rate subsequently decreases to a level which would be less than the Maximum Rate or if the Maximum Rate applicable to this Note should subsequently be changed, then interest hereon shall accrue at a rate equal to the applicable Maximum Rate until the aggregate amount of interest so accrued equals the aggregate amount of interest which would have accrued at the Stated Rate without regard to any usury limit, at which time interest hereon shall again accrue at the Stated Rate. This
Note is payable as follows:

      o     $40,000.00 DUE UPON CONTRACT EXECUTION
      o     $80,000.00 DUE ON OR BEFORE DECEMBER 29, 2003
      o     $180,000.00 DUE ON OR BEFORE FEBRUARY 26, 2004

      It is agreed that time is of the essence of this agreement. In the event of default in the payment of any installment of principal or interest when due or in the event of any other default hereunder, Lender may accelerate and declare this Note immediately due and payable without notice. Any failure to exercise this option shall not constitute a waiver by Lender of the right to exercise the same at any other time. In the event of default in the making of any payment herein provided, either of principal or interest, or in the event this Note is declared due, interest shall accrue at the Maximum Rate.

      Borrower hereby agrees to pay all expenses incurred, including reasonable attorney fees, all of which shall become a part of the principal hereof, if this
Note is placed in the hands of an attorney for collection or if collected by suit or through any probate, bankruptcy or any other legal proceedings.


__________________
     Initials

      Interest charges will be calculated on amounts advanced hereunder on the actual number of days these amounts are outstanding on the basis of a 360-day year, except for calculations of the Maximum Rate which will be on the basis of a 365-day or 366-day year, as is applicable. It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, it is agreed that notwithstanding any provision to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto, no such provision shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Note or in any of the documents securing payment hereof or otherwise relating hereto, then in such event (1) the provisions of this paragraph shall govern and control, (2) neither Borrower, endorsers or guarantors, nor their heirs, legal representatives, successors or assigns nor any other party liable for the payment hereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Rate, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Borrower, and (4) the provisions of this Note and any documents securing payment of this Note shall be automatically reformed so that the effective rate of interest shall be reduced to the Maximum Rate. For the purpose of determining the Maximum Rate, all interest payments with respect to this Note shall be amortized, prorated and spread throughout the full term of the Note so that the effective rate of interest on account of this
Note is uniform throughout the term hereof.

      Borrower agrees that the Maximum Rate to be charged or collected pursuant to this Note shall be the applicable indicated rate ceiling as defined in TEX. REV. CIV. STAT. ANN. Art. 5069-1.04, provided that Lender may rely on other applicable laws, including without limitation laws of the United States, for calculation of the Maximum Rate if the application thereof results in a greater Maximum Rate. Except as provided above, the provisions of this Note shall be governed by the laws of the State of Texas.

      Each maker, surety, guarantor and endorser (i) waives demand, grace, notice, presentment for payment, notice of intention to accelerate the maturity hereof, notice of acceleration of the maturity hereof and protest, (ii) agrees that this Note and the liens securing its payment may be renewed, and the time of payment extended from time to time, without notice and without releasing any of the foregoing, and (iii) agrees that without notice or consent from any maker, surety, guarantor, or endorser, Lender may release any collateral which may from time to time be pledged to secure repayment of this Note, or may release any party who might be liable for this Note. Borrower grants to Lender a lien on any of Borrower's funds which may from time to time be deposited with Lender.

      Borrower may prepay this Note, in whole or in part, at any time prior to maturity without penalty, and interest shall cease on any amount prepaid. Any partial prepayment shall be applied toward the payment of the principal installments last maturing on the Note, that is, in the inverse order of maturity, without reducing the amount or time of payment of the remaining installments.


________________
    Initials

      Borrower represents and warrants that this loan is for business, commercial, investment or similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of the Texas Credit Code.

                                                        Seitel Data Ltd.
                                                 -------------------------------

                                                 By:
                                                     ---------------------------
                                                     Kevin P. Callaghan

                                                 Title: Seitel - COO
                                                        ------------------------

                                                 Date:
                                                       -------------------------


                                                 VAQUERO PARTNERS, L.L.C.

                                                 By:
                                                     ---------------------------

                                                 Name: Paul Williams
                                                       -------------------------

                                                 Title: CEO
                                                        ------------------------

                                                 Date:
                                                       -------------------------